EXHIBIT 99.2

Cosmos Holdings, Inc.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

				Treasury			Other
	No. of	Common Stock	Additional Paid-in	Stock No. of	Accumulated		Comprehensive Income	Total Stockholders'
	Shares	Value	Capital	Shares	Value	Deficit	(Loss)	Deficit

Balance at January 1, 2021	13.485.128	$13.484	$14.333.285	(415.328)	$(611.854)	$(18.750.824)	$854.896	$(4.161.013)
Foreign currency translation adjustment, net	-	-	-	-	-	-	(473.578)	(473.578)
Sale of treasury stock to third party	-	-	249.350	65.000	650	-	-	250.000
Restricted stock issued to a consultant	1.800.000	1.800	1.187.650					1.189.450
Conversion of notes payable into shares of common stock	781.819	782	2.563.582	-	-	-	-	2.564.364
Net loss	-	-	-	-	-	(2.173.903)	-	(2.173.903)
Balance at March 31, 2021	16.066.947	$16.066	$18.333.867	(350.328)	$(611.204)	$(20.924.727)	$381.318	$(2.804.680)
Foreign currency translation adjustment, net	-	-	-	-	-	-	284	284
Conversion of related party debt	500.000	500	2.999.500	-	-	-	-	3.000.000
Forgiveness of related party debt	-	-	600.000	-	-	-	-	600.000
Restricted stock issued to a consultant	-	-	1.968.000	-	-	-	-	1.968.000
Net loss	-	-	-	-	-	(2.379.056)	-	(2.379.056)
Balance at June 30, 2021	16.566.947	16.566	23.901.367	(350.328)	(611.204)	(23.303.783)	381.602	384.548
Restricted stock issued to a consultant	-	-	1.340.835	-	-	-	-	1.340.835
Conversion of convertible notes into shares of common stock (Platinum $175k conversion of debt at 07.14.2021)	55.022	55	275.054	-	-	-	-	275.109
Conversion of convertible notes into shares of common stock (Platinum $200.5k conversion of debt at 08.16.2021)	71.480	71	358.041	-	-	-	-	358.112
Conversion of loans payable into shares of common stock (RP $1m debt conversion at 07.13.2021)	166.667	167	999.833	-	-	-	-	1.000.000
Conversion of loans payable into shares of common stock (RP $1,25m debt conversion at 07.19.2021)	208.333	208	1.249.792	-	-	-	-	1.250.000
Conversion of notes payable into shares of common stock (Synthesis P2P fund debt conversion of $ 1,606 (€1.35m) at 08.04.2021 )	321.300	321	1.314.117	-	-	-	-	1.314.438
Foreign currency translation adjustment, net	-	-	-	-	-	-	(16.900)	(16.900)
Net income / (loss)						(1.048.889)		(1.048.889)
Balance at August 31, 2020	17.389.748	17.389	29.439.039	(350.328)	(611.204)	(24.352.672)	364.702	4.857.253

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements